Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Turner Funds:

We consent to the use of our report dated November 29, 2011, with respect to the financial statements of the Turner Concentrated Growth Fund and Turner Large Growth Fund, two of the portfolios constituting the Turner Funds, incorporated herein by reference, and to the references to our firm under the headings “Other Service Providers”, “Financial Highlights”, and “Financial Statements” in the proxy statement/prospectus in the registration statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 18, 2012